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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 21, 2004

                       MEDSTRONG INTERNATIONAL CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)


          Delaware                      000-33035                95-4855709
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(State or Other Jurisdiction          (Commission            (I.R.S. Employer
     of Incorporation)                File Number)           Identification No.)


                  350 Bedford Street, Suite 203, Stamford, CT        06901
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               (Address of Principal Executive Offices)            (Zip Code)


Registrant's telephone number, including area code: (203) 352-8800
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         500 Silver Spur Road, Suite 101, Rancho Palos Verdes, CA 90274

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           Former name or former address, if changed since last report


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

Termination of A.D. Pharma's Agreement with Imperial Gold Hong Kong Inc. and Our Rights to Any Payments from A.D. Pharma with Respect to Sales of Notox

         We entered into an agreement with A.D. Pharma, Inc., a Florida corporation, on January 6, 2004, pursuant to which we acquired an interest in proceeds from the marketing of Notox(R), a natural herbal formulation which protects against intoxicating effects of alcohol. We acquired from Pharma up to 10% of the gross revenues to be received by Pharma from the sale of Notox within the United States for a period of 5 years from the date of the agreement. Of the $250,000 consideration for the initial term, we paid Pharma $125,000 for 5% of gross proceeds from Notox. Under the agreement, we were entitled to an additional 5% of gross proceeds for $125,000 payable $50,000 by March 13, 2004 for 2% and $75,000 payable by April 12, 2004 for 3%. These payments were not made.

         As previously disclosed, our transaction with Pharma was dependent upon Pharma's relationship with Imperial Gold Hong Kong Inc., a Delaware company. Pharma had entered into a licensing Agreement with Imperial, dated December 15, 2003, as amended, pursuant to which Pharma received the exclusive rights to market Notox in the United States.

         Pharma has advised us that, by notice dated June 21, 2004, Imperial cancelled its Licensing Agreement with Pharma based, inter alia, on Pharma's stated failure to generate required minimum sales of Notox capsules. As a result of Imperial's cancellation of the agreement with Pharma, Pharma no longer has rights to sell Notox, and therefore, we no longer have the right to receive payments with respect to Notox.

         Pharma believes that it has the right under its agreement with Imperial, in the event volume commitments are not met, to continue as a marketing representative on a non-exclusive basis under terms and conditions set by Imperial. Pharma has advised us that it has initiated negotiations with Imperial in this regard; however, there is no assurance that these negotiations will result in continuation of Pharma as a marketing representative for Notox, or that we have any prospects of receiving any royalty payments with respect to sales of Notox by Pharma.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                MEDSTRONG INTERNATIONAL CORPORATION


                                    By   /s/ Joel San Antonio
                                       ------------------------------
                                       Chairman


Date: July 15, 2004